Exhibit 10.3

EMPLOYMENT AGREEMENT

 This Employment Agreement (the “Agreement”) is made and entered into as of August 1st, 2016 (the “Effective Date”), by and among Traqer Corp., a Nevada corporation (the “Company”), and Shlomit Chaya Frommer, an individual (the “Employee” and, together with the Company, the “Parties” and each, a “Party”).

WITNESSETH:

WHEREAS, prior to the date of this Agreement, the Employee was employed by the Company as Chief Financial Officer; and

WHEREAS, the Company desires to continue to employ the Employee as Chief Financial Officer for the Company, and the Employee desires to perform such services, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Employment

The Company agrees to employ the Employee as Chief Financial Officer, and the Employee agrees to serve the Company in such capacity upon the terms and conditions hereinafter set forth.

2.	TERM

The term for this Agreement shall be one year, beginning on the Effective Date (the “Term”), unless sooner terminated in accordance with the provisions of this Agreement.

3.	COMPENSATION

Fees for Services.  In consideration of the services rendered by Employee (the “Services”) and Employee’s other obligations under this Agreement, the starting monthly base compensation (the “Base Salary”) for this position will be $1666.67, totaling $20,000 annually.

4.	DUTIES

The Employee is hereby employed as Chief Financial Officer and shall perform the following services in connection with the general business of the Company:

(a) Duties as Chief Financial Officer.  Employee shall have such duties, responsibilities and authority as are commensurate and consistent with the position of Chief Financial Officer of a company.  During the Term, Employee shall devote her time and efforts to the performance of her duties hereunder.   Employee represents and warrants that he is free to enter into and fully perform this Agreement and the agreements referred to herein without breach of any agreements or contract to which he is a party or by which he is bound.

(b) Compliance.  The Employee hereby agrees to observe and comply with such reasonable rules and regulations of the Company as may be duly adopted from time to time by the Company.

5.	EXTENT OF SERVICES

The Employee agrees to serve the Company faithfully and to the best of her ability and shall devote her time, attention and energies to the business of the Company. The Employee agrees to carry out her duties in a competent and professional manner and to at all times promote the best interests of the Company.  Nothing contained herein shall be construed as preventing the Employee from (1) engaging in personal business affairs and other personal matters, (2) serving on civic or charitable boards or committees, or (3) serving on the board of directors of companies that do not compete directly or indirectly with the Company, provided however, that none of such activities materially interferes with the performance of her duties under this Agreement and provided further that the Board of Directors approves of each such proposed appointment which approval shall not be unreasonably withheld.

6.	BENEFITS AND EXPENSES

During the Term, Employee shall be entitled to, and the Company shall provide, the following benefits in addition to the compensation specified in Section 3:

(a) Expense Reimbursement.  The Company shall reimburse the Employee upon submission of vouchers or receipts for her out-of-pocket expenses for travel, entertainment, meals and the like reasonably incurred by her pursuant to her employment hereunder.

7.	TERMINATION; RESIGNATION

The Company shall have the right to terminate the Employee's employment hereunder for “Cause” and upon such termination, Executive shall have no further duties or obligations under this Agreement (except as provided in Section 8) and the obligations of the Company to Executive shall be as set forth below.  For purposes of this Agreement, “Cause” shall mean:

(a) Executive’s indictment or conviction of a felony or any crime involving moral turpitude under federal, state or local law;

(b) Executive’s failure to perform (other than as a result of Executive being Disabled), in any material respect, any of her duties or obligations under or in accordance with this Agreement for any reason whatsoever and the Executive fails to cure such failure within ten business days following receipt of notice from the Company;

(c) Executive commits any dishonest, malicious or grossly negligent act which is materially detrimental to the business or reputation of the Company, or the Company’s business relationships, provided, however, that in such event the Company shall give the Executive written notice specifying in reasonable detail the reason for the termination;

(d) Any intentional misapplication by Executive of the Company’s funds or other material assets, or any other act of dishonesty injurious to Employer committed by Executive; or

(e) Executive’s use or possession of any controlled substance or chronic abuse of alcoholic beverages, which use or possession the Board of Directors reasonably determines renders Executive unfit to serve in her capacity as a senior executive of the Company.

Upon termination of Employee’s employment for any reason, including Employee’s resignation, Employee shall have no further duties or obligations under this Agreement (except as provided in Section 8) and the Employee shall be entitled to receive through the date of termination: (a) her base salary as defined in Section 3(a) hereof; and (b) the benefits provided in Section 6 hereof including all accrued but unpaid vacation.

8.	CONFIDENTIALITY; RESTRICTIVE COVENANTS; NON COMPETITION

(a)         Non-Disclosure of Information.

(1)       The Employee recognizes and acknowledges that by virtue of her position, he will have access to the lists of the Company's referral sources, suppliers, advertisers and customers, financial records and business procedures, sales force and personnel, programs, software, selling practices, plans, special methods and processes for electronic data processing, special techniques for testing commercial and sales materials and products, custom research services in product development, marketing strategy, product manufacturing techniques and formulas, and other unique business information and records (collectively “Proprietary Information”), as same may exist from time to time, and that they are valuable, special and unique assets of the Company's business. The Employee also may develop on behalf of the Company a personal acquaintance with the present and potential future clients and customers of the Company, and the Employee’s acquaintance may constitute the Company’s sole contact with such clients and customers.

(2)         The Employee will not, without the prior written consent of the Company, during the Term of her employment or any time thereafter, except as may be required by competent legal authority, or as required by the Company to be disclosed in the course of performing Employee’s duties under this Agreement, disclose trade secrets or other confidential information about the Company, including but not limited to Proprietary Information, to any person, firm, corporation, association or other entity for any reason or any purpose whatsoever or utilize such Proprietary Information for her own benefit or the benefit of any third party; provided, however, that nothing contained herein shall prohibit the Employee from using her personal acquaintance with any clients or customers of the Company at any time in a manner that is not inconsistent with their remaining as clients or customers of the Company.

(3)         All equipment, records, files, memoranda, computer print-outs and data, reports, correspondence and the like, relating to the business of the Company which Employee shall use or prepare or come into contact with shall remain the sole property of the Company.  The Employee shall immediately turn over to the Company all such material in Employee's possession, custody or control at such time as this Agreement is terminated.

(4)         “Proprietary Information” shall not include information that (i) was a matter of public knowledge on the date of this Agreement, (ii) was known to the Employee prior to the date hereof, as can be shown by the written records of Employee, (iii) was made known to the Employee outside of the context of her employment hereunder, as can be shown by the written records of the Employee, except to the extent such disclosure was made in violation of an agreement to keep such information confidential, or (iv) subsequently becomes public knowledge other than as a result of having been revealed, disclosed or disseminated by Employee, directly or indirectly, in violation of this Agreement.

(b)         Enforcement.  In view of the foregoing, the Employee acknowledges and agrees that it is reasonable and necessary for the protection of the good will, business, trade secrets, confidential information and Proprietary Information of the Company that he makes the covenants in this Section 8 and that the Company will suffer irreparable injury if the Employee engages in the conduct prohibited by Section 8 (a), (b) or (c) of this Agreement. The Employee agrees that upon a breach, threatened breach or violation of any of the foregoing provisions of this Section 8, the Company, in addition to all other remedies it may have including an action at law for damages, shall be entitled as a matter of right to injunctive relief, specific performance or any other form of equitable relief in any court of competent jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, to enjoin and restrain the Employee and each and every other person, partnership, association, corporation or organization acting in concert with the Employee, from the continuance of any action constituting such breach. The Company shall also be entitled to recover from the Employee all of its reasonable costs incurred in the enforcement of this Section 8 including its reasonable legal fees. The Employee acknowledges that the terms of Section 8(a), (b) and (c) are reasonable and enforceable and that, should there be a violation or attempted or threatened violation by the Employee of any of the provisions contained in these subsections, the Company shall be entitled to relief by way of injunction, specific performance or other form of equitable relief.  In the event that any of the foregoing covenants in Sections 8 (a), (b) or (c) shall be deemed by any court of competent jurisdiction, in any proceedings in which the Company shall be a party, to be unenforceable because of its duration, scope, or area, it shall be deemed to be and shall be amended to conform to the scope, period of time and geographical area which would permit it to be enforced.

(c)       Independent Covenants.   The Company and the Employee agree that the covenants contained in this Section 8 shall each be construed as a separate agreement independent of any of the other terms and conditions of this Agreement, and the existence of any claim by the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense by the Employee to the Company’s enforcement of any of the covenants of this Section 8.

9.	DISCLOSURE AND ASSIGNMENT OF RIGHTS

(a)       Disclosure.  The Employee agrees that he will promptly assign to the Company or its nominee(s) all right, title and interest of the Employee in and to any and all ideas, inventions, discoveries, secret processes, and methods and improvements, together with any and all patents or other forms of intellectual property protection that may be obtainable in connection therewith or that may be issued thereon, such as trademarks, service marks and copyrights, in the United States and in all foreign countries, which the Employee may invent, develop, or improve or cause to be invented developed or improved, on behalf of the Company while engaged in Company related decisions, during the Term or within six (6) months after the Term or earlier termination of this Agreement, which are or were related to the scope of the Company’s business or any work carried on by the Company or to any problems and projects specifically assigned to the Employee. All works and writings which relate to the Company’s business are works for hire under the Copyright Act, and any and all copyrights therefor shall be placed in the name of and inure to the benefit of the Company.

(b)       Assignment of Interest.  The Employee agrees to disclose immediately to duly authorized representatives of the Company any ideas, inventions, discoveries, processes, methods and improvements covered by the terms of this Section 9 and to execute, at the Company’s expense, all documents reasonably required in connection with the Company’s application for appropriate protection and registration under the federal and foreign patent, trademark, and copyright law and the assignment thereof to the Company’s nominee (s). The Employee hereby appoints the Company’s Chairman as true and lawful attorney in fact with full powers of substitution and delegation to execute acknowledge and deliver any such instruments and assignments, which the Employee shall fail or refuse to execute or deliver.

10.	NOTICES

a)         Any and all notices or other communications given under this Agreement shall be in writing and shall be deemed to have been duly given on (1) the date of delivery, if delivered in person to the addressee, (2) the next business day if sent by overnight courier, or (3) three (3) days after mailing, if mailed within the continental United States, postage prepaid, by certified or registered mail, return receipt requested, to the party entitled to receive same, at her or its address set forth below.

If to the Company:

Traqer Corp.
910 Sylvan Avenue
Suite 150
Englewood Cliffs, NJ 07632

If to the Employee:

Shlomit Frommer
119 North Livingston Avenue
Livingston NJ 07039

(b)         The parties may designate by notice to each other any new address for the purposes of this Agreement as provided in this Section 10.

11.	MISCELLANEOUS PROVISIONS

(a)         This agreement represents the entire Agreement between the parties and supersedes any prior agreement or understanding between them with respect to the subject matter hereof.  No provision hereof may be amended, modified, terminated, or revoked except by a writing signed by all parties hereto.

(b)         This Agreement shall be binding upon the parties and their respective heirs, legal representatives, and successors.  Subject to the provisions of Section 7(d) hereof, the rights and interests of Company hereunder may be assigned to (1) a subsidiary or affiliate of the Company or (2) a successor business or successor business entity that is not a subsidiary or affiliate of the Company without the Employee's prior written consent; provided, however, that in either case the assignee continues the same business of the Company. The rights, interests and obligations of Employee are non-assignable.

(c)         No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party against whom the waiver is asserted, and no such waiver shall be deemed the waiver of any subsequent breach or default of the same or similar nature.

(d)         If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

(e)         The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of this Agreement.

(f)         Wherever it appears appropriate from the context, each term stated in this the singular or the plural shall include the singular and the plural.

(g)         The parties hereto agree that they will take such action and execute and deliver such documents as may be reasonably necessary to fulfill the terms of this Agreement.

(h)         The agreement and covenants set forth in Section 8 above shall survive termination or expiration of this Agreement.

(i)         The Employee represents and warrants that he is not subject to any prohibition or restriction, oral or written, preventing him from entering into this Agreement and undertaking her duties hereunder.

(j)         The Employee acknowledges that he has consulted with counsel and been advised of his rights in connection with the negotiation, execution and delivery of this Agreement including in particular Section 8 of this Agreement.

12.   Governing Law.  The Agreement shall be construed in accordance with the laws of the State of Nevada and any dispute under this Agreement will only be brought in the state and federal courts located in the State of Nevada.

13. Waiver of Jury Trial. THE EMPLOYEE HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OR BETWEEN ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMPANY ENTERING INTO THIS AGREEMENT. THE COMPANY’S REASONABLE RELIANCE UPON SUCH INDUCEMENT IS HEREBY ACKNOWLEDGED.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first above written.

TRAQER CORP.

By:
Bess Audrey Lipschutz
Title: Chief Executive Officer, Director

EMPLOYEE

By:
Shlomit Chaya Frommer, an individual